Exhibit 10.7

SECOND AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT

THIS SECOND AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT (this “Agreement”) is entered into as of December 3, 2023, by and between JEFFREY R. TARR (the “Executive”) and SKILLSOFT CORP., a Delaware corporation, f/k/a Churchill Capital Corp II (the “Company”).

W I T N E S S E T H:

WHEREAS, the Executive and the Company entered into that certain Executive Employment Agreement dated October 13, 2020 (as amended and restated September 8, 2023, the “Original Agreement”), for the purpose of employing the Executive as the Chief Executive Officer of the Company commencing June 11, 2021 (the “Start Date”) upon the closing of the transactions contemplated by that certain Merger Agreement dated as of October 12, 2020, between Software Luxembourg Holding S.A. and the Company (the “Merger Agreement”); and

WHEREAS, the Executive and the Company desire to amend and restate the Original Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:

1.

Term. The Company has employed the Executive since the Start Date and the Executive’s employment under this Agreement shall continue until terminated pursuant to any of Sections 6, 7, 8 or 9 hereof (a “Termination”). The period of the Executive’s employment with the Company shall be hereinafter referred to as the “Employment Term.”

2.	Duties and Scope of Employment.

a.

Position. The Company agrees to employ the Executive in the Denver, Colorado metropolitan area (the “Primary Work Location”) as its Chief Executive Officer. The Executive shall report to the Company’s Board of Directors (the “Board”) and shall have the authority and responsibilities customarily granted to the Chief Executive Officer. In addition, during the Employment Term, the Executive shall serve as a member of the Board.

b.

Obligations. During the Employment Term, the Executive shall devote his full business efforts and time to the Company and its affiliates and shall not render services to any other person or entity without the consent of the Board. The foregoing, however, shall not preclude the Executive from (i) serving on the boards of directors of not-for-profit entities, (ii) serving on the boards of directors of up to two other corporations as the Board may approve from time to time (including the board of directors of EchoStar Corporation for so long as such directorship does not interfere or conflict with the Executive’s responsibilities to the Company, provided, that any determination regarding such interference or conflict shall be made in the Company’s reasonable discretion, and upon a finding of any such interference or conflict, the Executive agrees and acknowledges that he shall immediately resign from such directorship), (iii) engaging in other civic, charitable, non-profit, industry or trade associations, or religious activities (including periodic speaking engagements which do not interfere or conflict with his responsibilities to the Company) or (iv) devoting a reasonable amount of time to his personal and family investments which do not interfere or conflict with his responsibilities to the Company.

c.

Termination and Offices Held. At the time that the Executive ceases to be an employee of the Company and its affiliates, the Executive agrees that he shall resign from any offices he holds with the Company and any affiliates of the Company, including any boards of directors or boards of managers positions held at the Company or any of its affiliates.

3.	Cash Compensation.

a.

Base Salary. The Compensation Committee of the Board (the “Committee”) determines Executive’s base salary (the “Base Salary”) at least annually for his services as Chief Executive Officer. The Executive’s Base Salary shall be subject to required withholding taxes, shall be subject to annual review by the Board, and shall not be decreased during the Employment Term, provided that the foregoing prohibition shall not apply to decreases in base salary (as adjusted from time to time) that do not exceed 10% (individually or in the aggregate) and that are applied uniformly to all senior managers of the Company.

b.

Annual Incentive Compensation. With respect to each fiscal year during the Employment Term, the Executive shall be eligible to receive an annual cash bonus (the “Annual Cash Incentive”) based on performance objectives (for threshold, target and maximum) established for each such fiscal year by the Committee in consultation with the Executive. The Executive’s target Annual Cash Incentive amount for each such fiscal year will be 100% of Base Salary, and the maximum Annual Cash Incentive amount for each such fiscal year will be 200% of Base Salary. Payment of any Annual Cash Incentive for any fiscal year shall be made at the same time that bonuses are ordinarily paid to other senior executives of the Company, subject to the Executive’s continued employment through the date of payment.

4.	Equity Incentives.

a.	Options.

i.

Under the terms of the Original Agreement, the Executive was granted “new hire” options (the “Initial Options”) under the 2020 Omnibus Incentive Plan (as it may be amended from time to time, the “Plan”) to purchase shares (the “Shares”) of Company common stock, with each such Initial Option having an exercise price equal to the fair market value of one (1) Share on the date of grant. The Initial Options vest ratably on a quarterly basis over the four-year period following the Start Date, subject to the Executive’s continued employment through the applicable vesting date.

ii.

In the event of the Executive’s Termination by the Company for Cause (as defined below), the Initial Options and any Follow On Options (as defined below) (whether vested or unvested) shall be forfeited to the Company by the Executive for no consideration as of the date of such Termination. “Follow On Options” means any options to acquire Company common stock granted to the Executive by the Company after the date of grant of the Initial Options and shall, together with the Initial Options, be referred to herein as the “Options”; provided, that neither Follow On Options nor Options shall include the warrants transferred to the Executive on June 11, 2021 by Churchill Sponsor II LLC.

iii.

In the event of the Executive’s Termination due to death or the Executive’s Disability (as defined herein) prior to the time that all of the Options have vested, any then-unvested Options shall vest in full. Following such Termination, each outstanding vested Option shall remain exercisable for one year thereafter (but in no event beyond the expiration of the exercise period).

iv.

In the event of the Executive’s Termination by the Company without Cause or by the Executive for Good Reason (as defined below), in either case prior to the time that all of the Options have vested, subject to the conditions set forth in Section 11 of this Agreement, any then-unvested Options that were scheduled to vest and become exercisable over the one-year period immediately following such Termination shall continue to vest and become exercisable over such one-year period in accordance with the vesting schedule set forth in the grant notice. Following such Termination, each outstanding vested Option shall remain exercisable until the first anniversary of such Termination (but in no event beyond the expiration date of the Option).

v.

In the event of a Change in Control (as defined in the Plan), (i) the Initial Options shall be entitled to accelerated vesting in full and (ii) any Follow On Options shall, subject to the conditions set forth in Section 11 of this Agreement, be entitled to accelerated vesting in full if the Executive’s employment is terminated by the Company without Cause or by the Executive for Good Reason, in either case during the three (3) months prior to or the twelve (12) months following the Change in Control.

b.	Restricted Stock Units.

The Executive was awarded restricted stock units under the Original Agreement and thereafter in 2022 and 2023 under the Plan (the “RSUs”).

i.	In the event of the Executive’s Termination by the Company for Cause, any unvested RSUs shall be forfeited to the Company by the Executive for no consideration as of the date of such Termination.

ii.	In the event of the Executive’s Termination due to death or the Executive’s Disability prior to the time that all of the RSUs have vested, any then-unvested RSUs shall vest in full.

iii.

In the event of the Executive’s Termination by the Company without Cause or by the Executive for Good Reason, in either case prior to the time that all of the RSUs have vested, subject to the conditions set forth in Section 11 of this Agreement, the then- unvested RSUs that were scheduled to vest over the one-year period immediately following such Termination shall continue to vest over such one-year period in accordance with the vesting schedule set forth in the Grant Notice.

iv.

In the event of a Change in Control (as defined in the Plan), (i) the 2021 RSUs shall be entitled to accelerated vesting in full, (ii) any other RSUs that vest solely based on continued employment shall, subject to the conditions set forth in Section 11 of this Agreement , be entitled to accelerated vesting in full if the Executive’s employment is terminated by the Company without Cause or by the Executive for Good Reason, in either case during the three (3) months prior to or the twelve (12) months following the Change in Control and (iii) any other RSUs that vest (in whole or in part) based on the achievement of performance metrics shall be treated as set forth in the definitive award agreement governing the award.

v.

In respect of any present or future performance stock units granted pursuant to the Plan, as well as any other RSUs that vest (in whole or in part) based on the achievement of performance metrics (together, “PSUs”), in the event of the Executive’s Termination by the Company without Cause or by the Executive for Good Reason prior to the time that all such PSUs have vested, subject to the conditions set forth in Section 11 of this Agreement, then any unvested PSUs that have Measurement Dates within one year from the Termination date (“Eligible PSUs”) shall be eligible to vest on the Termination date but only in accordance with the terms of this Section. Whether any Eligible PSUs vest shall be determined by using the performance criteria contained in the applicable Performance Award Agreement, whereby the Termination date shall be treated as the Closing Date for purposes of calculating whether the applicable performance metrics have been achieved. Eligible PSUs shall not be treated as though there has been a Change in Control pursuant to the Performance Award Agreement, but rather only the formula for determining what percentage of PSUs qualify for vesting upon a Change in Control shall be used to determine what percentage, if any, of the Eligible PSUs shall vest on the Termination date. If a Change in Control occurs within three (3) months after the Termination date, then any PSUs or Eligible PSUs, if any, that had not vested on the Termination date pursuant to the terms of this Agreement shall vest in accordance with the terms of the applicable Performance Award Agreement as though there had been no Termination. If there is a conflict between any Performance Award Agreement and this Agreement, this Agreement shall govern. Terms used in this Section but not defined in this Agreement shall be as defined in the Performance Award Agreement.

c.

The definitive award agreements governing Options and RSUs shall permit the Executive to satisfy payment of any exercise price and/or withholding taxes, as applicable, through net exercise (for Options) and net Share withholding (for Options and RSUs).

5.	Employee Benefits and Expenses.

a.

Benefits. During the Employment Term, the Executive shall be entitled to participate in any health, welfare and other benefit plans, programs or arrangements offered to other senior executives of the Company, subject in each case to the generally applicable terms and conditions of the plan, program or arrangement in question as in effect from time to time. During the Employment Term, the Executive shall also be entitled to paid time off per calendar year, subject to the Company’s vacation policy.

b.

Business Expenses. During the Employment Term, the Executive shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with his duties hereunder. The Company shall reimburse the Executive for such expenses upon timely presentation of appropriate documentation, all in accordance with the Company’s generally applicable policies as applicable to the Executive, as in effect from time to time.

6.

Involuntary Termination. The Company may terminate the Executive’s employment for any reason, with or without Cause, including, but not limited to, the reasons described below, by giving the Executive not less than thirty (30) days’ advance notice in writing (in which event the Executive may become entitled to the payments and benefits described in Section 9 or 10 of this Agreement, as applicable). The date of the Executive’s termination of employment from the Company hereunder shall be referred to as the Executive’s “Termination Date.”

a.

Termination for Cause. The Company may terminate the Executive’s employment at any time for Cause. For all purposes under this Agreement, “Cause” shall mean (i) a willful failure by the Executive to substantially perform his duties hereunder, other than a failure resulting from the Executive’s complete or partial incapacity due to physical or mental illness or impairment, (ii) a willful act by the Executive which constitutes gross misconduct and which is materially injurious to the Company, (iii) the Executive’s indictment of, conviction of, or no contest plea to, an act of theft, fraud or embezzlement, (iv) the Executive’s commission of a felony, (v) the Executive’s breach, which is materially injurious to the Company, of any material Company policy, including, without limitation, the Company’s sexual harassment policy, or (vi) the Executive’s breach of any restrictive covenants which is materially injurious to the Company to which he is bound pursuant to any agreement with the Company or its affiliates, including the restrictive covenants set forth in Section 13 of this Agreement (the “Restrictive Covenants”). No act, or failure to act, by the Executive shall be considered “willful” unless committed (A) without good faith and without a reasonable belief that the act or omission was in the Company’s best interest or (B) with gross negligence. The Company’s notice of termination shall specify the nature of the Cause, and, unless the willful failure or act giving rise to such notice is not by its nature curable by the Executive, the Executive shall have fifteen (15) days following such notice to cure such failure or act, and, if so cured to the reasonable satisfaction of the Company, such failure or act shall not constitute Cause hereunder.

b.

Termination for Disability. The Company may terminate the Executive’s employment for Disability. For all purposes under this Agreement, “Disability” shall mean that the Executive, at the time notice is given, has been unable to perform his duties under this Agreement for a period of not less than six (6) consecutive months as a result of an illness or injury, as determined for purposes of the Company’s long-term disability income insurance and subject to such condition resulting in the Executive being disabled within the meaning of Internal Revenue Code Section 409A. The Company’s notice of termination shall specify the nature of the Disability.

7.

Voluntary Termination. The Executive may terminate his employment with the Company for any reason, including Good Reason, in which event the Executive may become entitled to the payments and benefits described in Section 9 or 10 of this Agreement, as applicable, subject in the case of a Good Reason termination to Executive’s compliance with the notice provisions set forth in this Section 7. In connection with a voluntary termination, other than a termination for Good Reason, the Executive shall give the Company not less than thirty (30) days’ advance notice in writing. The Company may elect, in its sole discretion, to waive such thirty (30)-day advance written notice requirement. In connection with a termination that is a Good Reason termination, the Executive shall give the Company not less than sixty (60) days’ advance notice in writing. The Company, in its sole discretion, may elect to waive such sixty (60) day advance written notice requirement. Any waiver of notice by the Company shall not constitute an involuntary termination under Section 6 of this Agreement, and the termination shall continue to be considered a voluntary termination. For all purposes under this Agreement, “Good Reason” shall mean (i) a demotion or reduction in the Executive’s Base Salary, without his written consent, (ii) the Company’s failure to pay material compensation when due and payable, (iii) a material reduction in the Executive’s responsibility or authority (such as due to the appointment of an executive chairman or similarly functioning person) or a change in reporting such that the Executive is no longer reporting directly to the Board, (iv) removal of the Executive from the Board or failure of the Executive to be re-elected to the Board, or (v) relocation by more than fifty (50) miles of the Primary Work Location, provided, that any relocation to which the Executive has consented shall not give rise to Executive’s ability to terminate his employment for Good Reason. The Executive must give the Board advance notice in writing of the Executive’s decision to terminate his employment for Good Reason within ninety (90) days of the initial occurrence of the condition that is the basis for such Good Reason resignation in order for the termination to be treated as a Good Reason termination; provided, further, that Good Reason will only exist if, in the case of a condition that may be cured, the Company fails to correct the deficiency within thirty (30) days of receipt of such notice. The thirty (30) day cure period shall run contemporaneously with the sixty (60) day advance written notice period referenced above.

8.	Death. The Executive’s employment under this Agreement automatically shall terminate on account of his death during the Employment Term.

9.

Benefits for Termination by the Company Without Cause or Resignation by the Executive for Good Reason. In the event that during the Employment Term (i) the Company terminates the Executive’s employment for any reason other than Cause or Disability or (ii) the Executive terminates his employment for Good Reason, the Executive shall be entitled to receive his Accrued Compensation (defined in Section 10 of this Agreement) and, subject to the Executive’s execution and delivery of a Waiver and Release Agreement pursuant to Section 11 of this Agreement and the Executive’s continued compliance with the Restrictive Covenants, severance and benefits from the Company (the “Severance”) consisting of (w) continued payment of two times the sum of (A) the Base Salary and (B) target Annual Cash Incentive for the year in which termination occurs in accordance with the Company’s normal payroll practices, as in effect on the Termination Date, for a period of twenty-four (24) months after the Termination Date (the “Salary Continuation Payments”), (x) a bonus payment equal to the Annual Cash Incentive for the year in which termination occurs based on actual performance and prorated to reflect the period of the fiscal year that has lapsed as of the Termination Date, payable in accordance with Section 3(b) of this Agreement, (y) vesting of the Executive’s equity awards as set forth in Section 4 of this Agreement, and (z) if the Executive was participating in the Company’s group health plans immediately prior to such Termination, Company payment of the cost of COBRA coverage on behalf of the Executive for up to twelve (12) months, with such continuation on the same basis as in effect for active employees with the same coverage, and provided that if the provision of health plan coverage will violate the nondiscrimination requirements of applicable law, the Company shall not be required to provide such benefits. Any payment under this Section 9 shall be subject to required withholding taxes.

10.

Benefits for All Other Terminations. Subject to Section 4 of this Agreement, in the event of the Executive’s involuntary termination, other than (i) an involuntary termination by the Company without Cause for which Severance is owed in accordance with Section 9 of this Agreement, (ii) the Executive’s voluntary termination of employment from the Company other than for Good Reason, or (iii) the Executive’s automatic termination of employment with the Company on account of his death, the Executive shall be entitled to payment of compensation accrued through such date consisting of (A) any unpaid Base Salary owed to the Executive for services rendered to the Termination Date, (B) all vested benefits under applicable written plans and programs maintained by the Company subject to the terms and conditions of such plans or programs, (C) reasonable business expenses and disbursements incurred by the Executive in accordance with the Company’s applicable written business expense reimbursement policy, and (D) any accrued but unpaid vacation payable in connection with a termination of employment of the Executive under the Company’s applicable vacation policy (collectively, “Accrued Compensation”).

11.

Waiver and Release of Claims. The Executive agrees that, as a condition to the receipt of the Severance pursuant to Section 9 of this Agreement, the Executive shall be required to (a) execute and deliver a waiver and release agreement, substantially in the form attached hereto as Exhibit A (the “Waiver and Release Agreement”), and (b) comply with the Restrictive Covenants. The Executive shall execute and deliver the Waiver and Release Agreement within sixty (60) days of the Termination Date, and the Company shall commence payment of the Salary Continuation Payments within sixty (60) days following the Termination Date (with payment in arrears from the Termination Date) provided, however, that if such sixty (60)-day period begins in one calendar year and ends in a second calendar year, then the Salary Continuation Payments shall not commence until the second of such two calendar years (regardless of whether the Executive delivers the required Waiver and Release Agreement in the first calendar year or in the second calendar year). If the Waiver and Release Agreement is not executed and delivered to the Company within such sixty (60)-day period or is otherwise revoked, the Executive shall forfeit all rights to the Severance pursuant to Section 9 of this Agreement.

12.

Nature of Payments. For the avoidance of doubt, the Executive acknowledges and agrees that the payments set forth in Sections 9 of this Agreement constitute liquidated damages for termination of the Executive’s employment during the Employment Term.

13.	Confidentiality; Non-Solicitation; Non-Competition; and Non-disparagement.

a.	Confidential Information.

i.

The Executive acknowledges that, during the Employment Term the Executive shall be given access to and become acquainted with sensitive, proprietary or confidential information relating to the Company and its affiliates, including without limitation, trade secrets, processes, practices, pricing information, billing histories, customer requirements, customer lists, customer contacts, employee lists, salary information, personnel matters, financial data, operating results, plans, contractual relationships, projections for new business opportunities, new or developing business for the Company, technological innovations in any stage of development, the Company’s financial data, long range or short range plans, any confidential or proprietary information of others licensed to the Company, and all other data and information of a competition- sensitive nature (collectively, “Confidential Information”). The Executive agrees that during the Employment Term or at any time thereafter, the Executive shall not, directly or indirectly, communicate, disclose, or divulge to any Person, or use for the Executive’s benefit or the benefit of any Person, in any manner, any Confidential Information or any other information concerning the conduct and details of the businesses of the Company and its affiliates, except as required in the course of the Executive’s employment with the Company or as otherwise may be required by applicable law.

ii.

The Executive acknowledges that the Confidential Information of the Company is a valuable, confidential, special, and unique asset of the Company and its affiliates, expensive to produce and maintain, and essential for the profitable operation of their respective businesses.

iii.

All documents relating to the businesses of the Company and its affiliates including, without limitation, documents, including electronic records, whether prepared by the Executive or otherwise coming into the Executive’s possession, are the exclusive property of the Company and its applicable affiliates and must not be removed from the premises of the Company, except as required in the course of the Executive’s employment with the Company. The Executive shall return all such documents and electronic records (including any copies thereof) to the Company upon the Termination Date or upon the earlier request of the Company or the Board.

This Agreement does not limit the Executive’s ability to communicate with any governmental agency, file a charge or complaint with the Securities and Exchange Commission or otherwise participate in any investigation or proceeding that may be conducted by any governmental agencies, including by providing documents or other information, without notice to the Company. The Company acknowledges and agrees that pursuant to 18 USC § 1833(b), the Executive may not be held liable under any criminal or civil federal or state trade secret law for disclosure of a trade secret: (i) made in confidence to a government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. The Company additionally acknowledges and agrees that if the Executive is suing an employer for retaliation based on the reporting of a suspected violation of law, then he may disclose a trade secret to his attorney and use the trade secret information in the court proceeding, so long as any document containing the trade secret is filed under seal and the individual does not disclose the trade secret except pursuant to court order.

b.

Non-Solicitation. During the Employment Term and for a period of twelve (12) months following the Termination Date, the Executive shall not, except with the Company’s express prior written consent, for the benefit of any entity or Person (including the Executive) (i) solicit, induce, or encourage any employee of the Company, or any of its affiliates, to leave the employment of the Company or its affiliates, (ii) solicit, induce, or encourage any customer, client, or independent contractor of the Company, or any of its affiliates, to cease or reduce its business with or services rendered to the Company or its affiliates or (iii) hire (on behalf of the Executive or any other person) any employee or independent contractor who has left the employment or other service of the Company or its affiliates within one (1) year of the termination of such employee’s employment, or independent contractor’s engagement, with the Company or its affiliates, provided, however, that nothing in this Section 13(b) shall prohibit the Executive from being involved with general solicitations for employment or in hiring anyone who responds to such solicitations.

c.	Non-Competition.

i.

During the Employment Term, the Executive shall not, directly or indirectly be employed, engaged, concerned or interested in any other business or undertaking (except a Permitted Investment (as defined below), or any activity disclosed to the Company so long as such activities do not materially interfere with the Executive’s duties to the Company or any of its subsidiaries), other than as authorized under Section 2(b) above or as approved by the Board prior to the date of this Agreement or from time to time thereafter (such approval, in the case of charitable, pro bono or educational activities, not to be unreasonably withheld); or

ii.

During the Employment Term and for a period of twelve (12) months following the Termination Date, the Executive shall not, directly or indirectly engage in any activity (except as reasonably associated with a Permitted Investment) which the Board reasonably considers may be, or become, materially harmful to and competitive with the business of the Company or any of its subsidiaries or which might reasonably be considered to materially interfere with the performance of the Executive’s duties under this Agreement; provided that, subject to the Executive’s advance notification of such activity to the Board, it shall not constitute a competitive activity for the Executive, following the end of the Employment Term, to serve as a member of a board of directors or as an advisor or employee for any company whose revenues from business that competes with that of the Company (as being conducted immediately before the end of the Employment Term) do not exceed 10% of its revenues, or whose competitive business represents less than 10% of the revenues of the Company.

“Permitted Investment” means an investment: (a) comprising not more than 3% of the shares or other capital of a company (whether listed or not); provided, that the relevant company in which the investment is made either (A) does not carry on a business which competes with the Company or any of its subsidiaries or (B) does compete with the Company or any of its subsidiaries, but the investment is a passive investment in shares or other securities of the relevant company which are listed on a securities exchange; or (b) which is approved or consented to by the Board.

d.

Non-Disparagement. During the Employment Term and for a period of five (5) years following the Termination Date, the Executive shall not publicly disparage the Company, its affiliates, or their respective officers or directors. Notwithstanding the foregoing, nothing in this Agreement shall preclude the Executive or the Executive’s successor from making truthful statements that are required by applicable law, regulation, or legal process. Likewise, during the Employment Term and for a period of five (5) years following the Termination Date, members of the Board and members of the board of any subsidiary, and the respective officers of the Company and any affiliate, shall not publicly disparage the Executive. Notwithstanding the foregoing, nothing in this Agreement shall preclude members of the Board and members of the board of any subsidiaries, and the respective officers of the Company and any subsidiary, from making truthful statements that are required by applicable law, regulation, or legal process.

14.

Cooperation with Regard to Litigation. The Executive agrees to cooperate with the Company, during the Employment Term and after the Termination Date, by making the Executive available to testify on behalf of the Company or any affiliate of the Company, in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and to assist the Company, or any affiliate of the Company, in any such action, suit, or proceeding, by providing information and meeting and consulting with the Board or its representatives or counsel, or representatives or counsel to the Company or any affiliate of the Company, as may be reasonably requested and after taking into account the Executive’s post-termination responsibilities and obligations. The Company agrees to reimburse the Executive, on an after-tax basis, for all reasonable expenses, including legal fees, actually incurred in connection with the Executive’s provision of testimony or assistance; provided that, the Executive shall be permitted to redact invoices for legal services incurred to preserve attorney-client privilege.

15.	Section 280G of the Code.

a.

If there is a change of ownership or effective control or change in the ownership of a substantial portion of the assets of the Company (within the meaning of Section 280G of the Code) (a “Change in Control”) and any payment or benefit (including payments and benefits pursuant to this Agreement) that the Executive would receive from the Company or otherwise (“Transaction Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the Company shall cause to be determined, before any amounts of the Transaction Payment are paid to the Executive, which of the following two alternative forms of payment would result in the Executive’s receipt, on an after-tax basis, of the greater amount of the Transaction Payment notwithstanding that all or some portion of the Transaction Payment may be subject to the Excise Tax: (A) payment in full of the entire amount of the Transaction Payment (a “Full Payment”), or (B) payment of only a part of the Transaction Payment so that the Executive receives the largest payment possible without the imposition of the Excise Tax (a “Reduced Payment”), and the Executive shall be entitled to payment of whichever amount shall result in a greater after-tax amount for the Executive. For purposes of determining whether to make a Full Payment or a Reduced Payment, the Company shall cause to be taken into account all applicable federal, state and local income and employment taxes and the Excise Tax (all computed at the highest applicable marginal rate, net of the maximum reduction in federal income taxes which could be obtained from a deduction of such state and local taxes). If a Reduced Payment is made, the reduction in payments and/or benefits shall occur in the following order: (1) first, reduction of cash payments, in reverse order of scheduled payment date (or if necessary, to zero), (2) then, reduction of non-cash and non-equity benefits provided to the Executive, on a pro rata basis (or if necessary, to zero) and (3) then, cancellation of the acceleration of vesting of equity award compensation in the reverse order of the date of grant of the Executive’s equity awards.

b.

Unless the Executive and the Company otherwise agree in writing, any determination required under this Section shall be made in writing by the Company’s independent public accountants (the “Accountants”), whose determination shall be conclusive and binding upon the Executive and the Company for all purposes. For purposes of making the calculations required by this Section, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Accountants shall provide detailed supporting calculations to the Company and the Executive as requested by the Company or the Executive. The Executive and the Company shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section as well as any costs incurred by the Executive with the Accountants for tax planning under Sections 280G and 4999 of the Code.

c.

Notwithstanding the foregoing, in the event that no stock of the Company or its affiliates is readily tradable on an established securities market or otherwise (within the meaning of Section 280G of the Code) at the time of the Change in Control, the Company shall submit to a vote of shareholders for approval the portion of the Transaction Payments that equals or exceeds three times the Executive’s “base amount” (within the meaning of Section 280G of the Code) (the “Excess Parachute Payments”) in accordance with Treas. Reg. §1.280G-1, and the Executive shall cooperate with such vote of shareholders, provided that the Executive may execute, but shall not be required to execute, any documentation subjecting the Executive’s entitlement to all Excess Parachute Payments to such shareholder vote.

16.	Section 409A Savings Provisions.

a.

Section 409A Exemption. It is intended that the payments and benefits provided under this Agreement shall be exempt from the application of, or shall comply with, the requirements of Section 409A of the Code and the regulations and other guidance issued thereunder (collectively, “Section 409A”). Specifically, any taxable benefits or payments provided under this Agreement are intended to be separate payments that qualify for the “short term deferral” exception to Section 409A to the maximum extent possible, and to the extent they do not so qualify, are intended to qualify for the separation pay exceptions to Section 409A and to be paid in accordance with Section 409A (if applicable), to the maximum extent possible.

b.

Separation from Service. The Executive shall be deemed to have a termination of employment for purposes of determining the timing of any payments or benefits hereunder that are classified as deferred compensation only upon a “separation from service” within the meaning of Section 409A.

c.

Specified Employee Provisions. Notwithstanding any other provision of this Agreement to the contrary, if at the time of the Executive’s separation from service, (i) the Executive is a specified employee (within the meaning of Section 409A and using the identification methodology selected by the Company from time to time), and (ii) the Company makes a good faith determination that an amount payable on account of such separation from service to the Executive constitutes deferred compensation (within the meaning of Section 409A), the payment of which is required to be delayed pursuant to the six (6)-month delay rule set forth in Section 409A in order to avoid taxes or penalties under Section 409A (the “Delay Period”), then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it in a lump sum on the first business day after such Delay Period (or upon the Executive’s death, if earlier), together with interest for the Delay Period, compounded annually, equal to the prime rate (as published in the Wall Street Journal) in effect as of the dates the payments should otherwise have been provided. To the extent that any benefits to be provided during the Delay Period are considered deferred compensation under Section 409A provided on account of a separation from service, and such benefits are not otherwise exempt from Section 409A, the Executive shall pay the cost of such benefit during the Delay Period, and the Company shall reimburse the Executive, to the extent that such costs would otherwise have been paid by the Company or to the extent that such benefits would otherwise have been provided by the Company at no cost to the Executive, the Company’s share of the cost of such benefits upon expiration of the Delay Period, and any remaining benefits shall be reimbursed or provided by the Company in accordance with the procedures specified herein.

d.

Expense Reimbursements. (i) Any amount that the Executive is entitled to be reimbursed under this Agreement shall be reimbursed to the Executive as promptly as practical and in any event not later than the last day of the calendar year after the calendar year in which the expenses are incurred; (ii) any right to reimbursement or in kind benefits shall not be subject to liquidation or exchange for another benefit; and (iii) the amount of the expenses eligible for reimbursement during any taxable year shall not affect the amount of expenses eligible for reimbursement in any other taxable year.

17.	Miscellaneous Provisions.

a.

Delivery of Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by certified mail, return receipt requested and postage prepaid. In the case of the Executive, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary. For all purposes under this Agreement, the employment relationship shall terminate on the date properly specified in the notice of termination, and any waiver of such notice shall be valid only if it is made in writing and expressly refers to the applicable notice requirement described in Section 6 or 7 of this Agreement, as applicable.

b.

Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by the Company with the approval of the Board. No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

c.

Assignment and Successors. The Executive shall not assign any right or delegate any obligation hereunder without the Company’s written consent, and any purported assignment or delegation by the Executive without the Company’s written consent shall be void. This Agreement may be assigned by the Company to a solvent Person which is an affiliate having (or a successor in interest to) substantially all of the business operations and assets of the Company. Upon such assignment, the rights and obligations of the Company hereunder shall become the rights and obligations of such affiliate or successor Person. “Person” means any individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

d.

Whole Agreement. This Agreement constitutes the sole and entire agreement between the parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter. For the avoidance of doubt, in the event of inconsistency between the provisions of this Agreement, the Plan or any related award agreements, the terms of this Agreement shall govern and control.

e.

Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware, other than any conflicts or choice of law rules or principles thereof.

f.

Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

g.

Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration conducted in the city in which the Primary Work Location is located, by three (3) arbitrators. The Executive and the Company shall each select one (1) arbitrator and those two (2) designated arbitrators shall select a third (3rd) arbitrator. The arbitration shall not be administered by the American Arbitration Association; however, the arbitration shall be conducted by the three (3) selected arbitrators using the procedural rules of the Employment Arbitration Rules and Mediation Procedures of the American Arbitration Association in effect at the time of submission to arbitration. Judgment may be entered on the arbitrators’ award in any court having jurisdiction. For purposes of entering any judgment upon an award rendered by the arbitrators, the Company and the Executive hereby consent to the jurisdiction of any or all of the following courts: (i) the United States District Court in or nearest to the city in which either the Primary Work Location is situated or the Company’s headquarters are located, or (ii) any other court having jurisdiction. The Company and the Executive further agree that any service of process or notice requirements in any such proceeding shall be satisfied if the rules of such court relating thereto have been substantially satisfied. The Company and the Executive hereby waive, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to such jurisdiction and any defense of inconvenient forum. The Company and the Executive hereby agree that a judgment upon an award rendered by the arbitrators may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party shall bear its or the Executive’s costs and expenses arising in connection with any arbitration proceeding pursuant to this Section 17(g). Notwithstanding any provision in this Section 17(g), the Executive shall be paid compensation due and owing under this Agreement during the pendency of any dispute or controversy arising under or in connection with this Agreement. Any dispute or claim in law or equity, whether based on contract or tort or otherwise, relating to or arising out of the employment of the Executive by the Company, other than a claim based on a statute providing an exclusive means of enforcement, shall be settled exclusively by final arbitration in accordance with the labor arbitration rules of the American Arbitration Association in effect at the time the arbitration is initiated. Any claim or dispute subject to arbitration shall be deemed waived, and forever barred, if not presented for arbitration within six (6) months of the date when the claim or dispute arose.

h.

WAIVER OF JURY TRIAL. TO THE EXTENT APPLICABLE, EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL FOR ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT.

i.

No Conflicts. The Executive represents, warrants and covenants that (a) the Executive has read and understands this Agreement, is fully aware of its legal effect, has not acted in reliance upon any representations or promises made by the Company other than those contained in writing herein, and has entered into this Agreement freely based on his own judgment, (b) the Executive has the full right, authority and capacity to enter into this Agreement and to perform the Executive’s obligations hereunder, (c) the Executive is not bound by any agreement that conflicts with or prevents or restricts the full performance of the Executive’s duties and obligations to the Company hereunder during or after the Employment Term and (d) the execution and delivery of this Agreement shall not result in any breach or violation of, or a default under, any existing obligation, commitment or agreement to which the Executive is subject.

j.

Attorney’s and Advisory Fees. The Company shall reimburse the Executive (or pay directly) for attorney’s fees and advisory fees incurred by the Executive in connection with the negotiation and execution of this Agreement and related term sheet that was negotiated prior to entry into this Agreement; provided that, the aggregate reimbursement in respect of the foregoing shall not exceed $25,000. The same reimbursement terms shall apply to any future renewals, extensions, or modifications to this Agreement that are initiated by the Company.

k.

Indemnification. The Company hereby agrees to indemnify the Executive and hold the Executive harmless to the maximum extent provided or allowable under the Company’s organizational documents against and in respect of any and all actions, suits, proceedings, claims, demands, judgments, costs, expenses (including reasonable attorney’s fees), losses, and damages resulting from the Executive’s good faith performance (i) of the Executive’s duties and obligations with the Company during the Employment Term, and (ii) of the Executive’s services before the Employment Term relating to the Merger Agreement or the Closing (as defined in the Merger Agreement).

l.

Trust Account Waiver. Notwithstanding anything to the contrary set forth herein, the Executive acknowledges that the Company has established a trust account containing the proceeds from certain private placements (collectively, with interest accrued from time to time thereon, the “Trust Account”). The Executive agrees that (i) he has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, and (ii) he shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, in each case in connection with this Agreement, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that he may have in connection with this Agreement; provided, however, that nothing in this Section 17(l) shall be deemed to limit the Executive’s right, title, interest or claim to the Trust Account by virtue of the Executive’s record or beneficial ownership of securities of the Company acquired by any means other than pursuant to this Agreement, including, but not limited to, any redemption right with respect to any such securities of the Company. In the event the Executive has any Claim against the Company under this Agreement, the Executive shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the property or any monies in the Trust Account. The Executive agrees and acknowledges that such waiver is material to this Agreement and has been specifically relied upon by the Company to induce the Company to enter into this Agreement and the Executive further intends and understands such waiver to be valid, binding and enforceable under applicable law. In the event the Executive, in connection with this Agreement, commences any action or proceeding which seeks, in whole or in part, relief against the funds held in the Trust Account or distributions therefrom or any of the Company’s stockholders, whether in the form of monetary damages or injunctive relief, the Executive shall be obligated to pay to the Company all of its legal fees and costs in connection with any such action in the event that the Executive prevails in such action or proceeding.

[Signature page follows]

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

EXECUTIVE:

/s/ Jeffrey R. Tarr
Jeffrey R. Tarr

SKILLSOFT CORP.
By: /s/	Ciara Harrington
Name: Ciara Harrington
Title: Authorized Signatory

EXHIBIT A

WAIVER AND RELEASE AGREEMENT

This Waiver and General Release Agreement (the “Agreement”) is being entered into between Jeffrey R. Tarr (“Executive”) and Skillsoft Corp., a Delaware corporation (the “Company”), in connection with the termination of Executive’s employment with the Company as of [Month, Day], [Year] (the “Termination Date”), in consideration of the severance (the “Severance”) provided to Executive pursuant to and in accordance with the Second Amended and Restated Executive Employment Agreement, dated [         ], by and between Executive and the Company (the “Employment Agreement”). Executive and the Company are referred to collectively as the “Parties.”

1.

General Release. Except for any rights granted under this Agreement, Executive, for himself, and for his heirs, assigns, executors and administrators, hereby releases, remises and forever discharges the Company, its parents, subsidiaries, joint ventures, affiliates, divisions, predecessors, successors, assigns, and each of their respective directors, officers, partners, attorneys, shareholders, administrators, employees, agents, representatives, employment benefit plans, plan administrators, fiduciaries, trustees, insurers and re-insurers, and all of their predecessors, successors and assigns (collectively, the “Releasees”) of and from all claims, causes of action, covenants, contracts, agreements, promises, damages, disputes, demands, and all other manner of actions whatsoever, in law or in equity, that Executive ever had, may have had, now has, or that Executive’s heirs, assigns, executors or administrators hereinafter can, shall or may have, whether known or unknown, asserted or unasserted, suspected or unsuspected, as a result of or related to Executive’s employment with the Company, the termination of that employment, or any act or omission which has occurred at any time up to and including the date of the execution of this Release (the “Released Claims”).

a.

Released Claims. The Released Claims released include, but are not limited to, any claims for monetary damages; any claims related to Executive’s employment with the Company or the termination thereof; any claims to severance or similar benefits (except as provided below in Section 1(c)); any claims to expenses, attorneys’ fees or other indemnities; any claims to options or other interests in or securities of the Company; any claims based on any actions or failures to act that occurred on or before the date of this Agreement; and any claims for other personal remedies or damages sought in any legal proceeding or charge filed with any court or federal, state or local agency either by Executive or by any person claiming to act on Executive’s behalf or in Executive’s interest. Executive understands that the Released Claims may have arisen under different local, state and federal statutes, regulations, or common law doctrines. Executive hereby specifically, but without limitation, agrees to release all Releasees from any and all claims under each of the following laws:

i.

Antidiscrimination laws, such as Title VII of the Civil Rights Act of 1964, as amended, and Executive Order 11246 (which prohibit discrimination based on race, color, national origin, religion, or sex); Section 1981 of the Civil Rights Act of 1866 (which prohibits discrimination based on race or color); the Americans with Disabilities Act and Sections 503 and 504 of the Rehabilitation Act of 1973 (which prohibit discrimination based upon disability); the Age Discrimination in Employment Act, as amended, 29 U.S.C. Section 621 et seq. (which prohibits discrimination on the basis of age); the Equal Pay Act (which prohibits paying men and women unequal pay for equal work); or any other local, state or federal statute, regulation, common law or decision concerning discrimination, harassment, or retaliation on these or any other grounds or otherwise governing the employment relationship.

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ii.

Other employment laws, such as the federal Worker Adjustment and Retraining Notification Act of 1988 (known as WARN, which requires advance notice of certain workforce reductions); the Employee Retirement Income Security Act of 1974 (which, among other things, protects employee benefits); the Fair Labor Standards Act of 1938 (which regulates wage and hour matters); the Family and Medical Leave Act of 1993 (which requires employers to provide leaves of absence under certain circumstances); and any other federal, state, or local statute, regulation, common law or decision relating to employment, reemployment rights, leaves of absence or any other aspect of employment.

iii.

Other laws of general application, such as federal, state, or local laws enforcing express or implied employment agreements or other contracts or covenants, or addressing breaches of such agreements, contracts or covenants; federal, state or local laws providing relief for alleged wrongful discharge or termination, physical or personal injury, emotional distress, fraud, intentional or negligent misrepresentation, defamation, invasion of privacy, violation of public policy or similar claims; common law claims under any tort, contract or other theory now or hereafter recognized, and any other federal, state, or local statute, regulation, common law doctrine, or decision regulating or regarding employment.

b.

Participation in Agency Proceedings. Nothing in this Agreement shall prevent Executive from filing a charge (including a challenge to the validity of this Agreement) with the Equal Employment Opportunity Commission (the “EEOC”), the National Labor Relations Board (the “NLRB”), or other similar federal, state or local agency, or from participating in any investigation or proceeding conducted by the EEOC, the NLRB or similar federal, state or local agencies. However, by entering into this Agreement, Executive understands and agrees that Executive is waiving any and all rights to recover any monetary relief or other personal relief as a result of any such EEOC, NLRB or similar federal, state or local agency proceeding, including any subsequent legal action. Notwithstanding the foregoing, nothing in this Agreement prohibits or restricts Executive (or Executive’s attorney) from filing a charge or complaint with the Securities and Exchange Commission (the “SEC”), the Financial Industry Regulatory Authority (“FINRA”), or any other securities regulatory agency or authority. Executive further understands that this Agreement does not limit Executive’s ability to communicate with any securities regulatory agency or authority or otherwise participate in any investigation or proceeding that may be conducted by any securities regulatory agency or authority without notice to the Company. This Agreement does not limit Executive’s right to receive an award for information provided to the SEC staff or any other securities regulatory agency or authority.

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c.

Claims Not Released. The Released Claims do not include claims by Executive for: (1) payment of the Severance or reimbursements due under the Employment Agreement; (2) previously vested benefits under any the Company-sponsored benefits plan, including without limitation the equity awards granted pursuant to Section 4 of the Employment Agreement; (3) indemnification and advancement of expenses under the Company’s certificate of incorporation or bylaws, and (4) any rights that cannot by law be released by private agreement.

d.

No Existing Claims or Assignment of Claims. Executive represents and warrants that he has not previously filed or joined in any claims that are released in this Agreement and that he has not given or sold any portion of any claims released herein to anyone else, and that he will indemnify and hold harmless the Company and the Releasees from all liabilities, claims, demands, costs, expenses and/or attorneys’ fees incurred as a result of any such prior assignment or transfer.

e.

Defend Trade Secrets Act. The Company acknowledges and agrees that pursuant to 18 USC § 1833(b), the Executive may not be held liable under any criminal or civil federal or state trade secret law for disclosure of a trade secret: (i) made in confidence to a government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. The Company additionally acknowledges and agrees that if Executive is suing an employer for retaliation based on the reporting of a suspected violation of law, then he may disclose a trade secret to his attorney and use the trade secret information in the court proceeding, so long as any document containing the trade secret is filed under seal and the individual does not disclose the trade secret except pursuant to court order.

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f.

Acknowledgement of Legal Effect of Release. BY SIGNING THIS AGREEMENT, EXECUTIVE UNDERSTANDS THAT HE IS WAIVING ALL RIGHTS HE MAY HAVE HAD TO PURSUE OR BRING A LAWSUIT OR MAKE ANY LEGAL CLAIM AGAINST THE COMPANY OR THE RELEASEES, INCLUDING, BUT NOT LIMITED TO, CLAIMS THAT IN ANY WAY ARISE FROM OR RELATE TO EXECUTIVE’S EMPLOYMENT OR THE TERMINATION OF THAT EMPLOYMENT, FOR ALL OF TIME UP TO AND INCLUDING THE DATE OF THE EXECUTION OF THIS AGREEMENT. EXECUTIVE FURTHER UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE IS PROMISING NOT TO PURSUE OR BRING ANY SUCH LAWSUIT OR LEGAL CLAIM SEEKING MONETARY OR OTHER RELIEF.

2.

General Provisions. This Agreement contains the entire understanding and agreement between the Parties relating to the subject matter of this Agreement, and supersedes any and all prior agreements or understandings between the Parties pertaining to the subject matter hereof. This Agreement may not be altered or amended except by an instrument in writing signed by both Parties. Executive has not relied upon any representation or statement outside this Agreement with regard to the subject matter, basis or effect of this Agreement. This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, excluding the choice of law rules thereof, and shall be subject to the arbitration provisions under the Employment Agreement. This Agreement will be binding upon and inure to the benefit of the Parties and their respective representatives, successors and permitted assigns. If any one or more of the provisions of this Agreement, or any part thereof, will be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remainder of this Agreement will not in any way be affected or impaired thereby.

3.

No Admission; Attorney’s Fees. Executive agrees that nothing contained in this Agreement will constitute or be treated as an admission of liability or wrongdoing by either Executive or the Company. In any action to enforce the terms of this Agreement, the prevailing Party will be entitled to recover its costs and expenses, including reasonable attorneys’ fees.

4.

ADEA Acknowledgement/Time Periods. With respect to the General Release in Section 1 of this Agreement, Executive agrees and understands that by signing this Agreement, Executive is specifically releasing all claims under the Age Discrimination in Employment Act, as amended, 29 U.S.C. Section 621 et seq. Executive acknowledges that he has carefully read and understands this Agreement in its entirety and executes it voluntarily and without coercion.

a.

Consideration Period. Executive is hereby advised to consult with a competent, independent attorney of Executive’s choice, at Executive’s expense, regarding the legal effect of this Agreement before signing it. Executive shall have [twenty-one (21)] / [forty-five (45)] days from receipt of this Agreement to consider whether to execute it, but Executive may voluntarily choose to execute this Agreement before the end of the [twenty-one (21)] / [forty-five (45)] day period.

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b.

Revocation Period. Executive understands that Executive has seven (7) days following his execution of this Agreement to revoke it in writing, and that this Agreement is not effective or enforceable until after this seven (7) day period has expired without revocation. If Executive wishes to revoke this Agreement after signing it, Executive must provide written notice of Executive’s decision to revoke the Agreement to the Company, Attention:                                    by no later than 12:01 a.m. on the eighth (8th) calendar day after the date by which Executive has signed this Agreement (the “Revocation Deadline”).

5.

Execution. Executive understands and agrees that this Agreement shall be null and void and have no legal or binding effect whatsoever if the Agreement is not signed by Executive on or before the [twenty-first (21st)] / [forty-fifth (45th)] day after Executive receives it.

[Signature Page Follows]

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BY SIGNING BELOW, EXECUTIVE REPRESENTS AND WARRANTS THAT EXECUTIVE HAS FULL LEGAL CAPACITY TO ENTER INTO THIS AGREEMENT, EXECUTIVE HAS CAREFULLY READ AND UNDERSTANDS THIS AGREEMENT IN ITS ENTIRETY, HAS HAD A FULL OPPORTUNITY TO REVIEW THIS AGREEMENT WITH AN ATTORNEY OF EXECUTIVE’S CHOOSING, AND HAS EXECUTED THIS AGREEMENT VOLUNTARILY, WITHOUT DURESS, COERCION OR UNDUE INFLUENCE.

IN WITNESS WHEREOF, the undersigned, intending to be bound hereby, has agreed to the terms and conditions of this Agreement as of the date set forth below.

EXECUTIVE:

Jeffrey R. Tarr	Date:

ELECTION TO EXECUTE PRIOR TO EXPIRATION

OF THE [TWENTY-ONE (21)] / [FORTY-FIVE (45)]-DAY CONSIDERATION PERIOD

I, Jeffrey R. Tarr, understand that I have [twenty-one (21)] / [forty-five (45)] days within which to consider and execute the attached Waiver and General Release Agreement. However, after having an opportunity to consult counsel, I have freely and voluntarily elected to execute the Waiver and General Release Agreement before such [twenty-one (21)] / [forty-five (45)]-day period has expired.

Jeffrey R. Tarr	Date:

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